Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for the tender of ordinary shares, par value €0.05 of

CNOVA N.V.
into the U.S. Offer by

CASINO, GUICHARD-PERRACHON
for $5.50 per Cnova ordinary share, net to the seller in cash, pursuant to the Offer to Purchase, dated December 27, 2016.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 PM, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 25, 2017,
UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the U.S. Offer (as defined below) if (1) certificates representing ordinary shares, par value €0.05 per share (the “Cnova ordinary shares”) of Cnova, N.V., a Netherlands public limited company (naamloze vennootschap) (“Cnova”), are not immediately available, (2) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (3) time will not permit all required documents to reach American Stock Transfer and Trust Company (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See the section of the Offer to Purchase (as defined below) entitled “The Offers—Terms of the U.S. Offer—Procedure for Accepting the U.S. Offer and Tendering Cnova Ordinary Shares—Guaranteed Delivery.”

The Depositary for the Offer to Purchase is:

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

If delivering by mail, hand, express mail, courier, or other expedited service:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
FACSIMILE: (718) 234 - 5001

The above number is for facsimiles only. Do NOT call this number for questions on the U.S Offer. All questions on the U.S. Offer should be directed to the Georgeson, Inc., the Information Agent for the U.S. Offer. Contact information for the Information Agent can be found in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE SECTION OF THE OFFER TO PURCHASE ENTITLED “THE OFFERS—TERMS OF THE U.S. OFFER—ACCEPTANCE FOR PAYMENT; RETURN OF AND PAYMENT FOR CNOVA ORDINARY SHARES”) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Letter of Transmittal) and certificates representing Cnova ordinary shares (or Book-Entry Confirmation, as defined in the section of the Offer to Purchase entitled “The Offers—Terms of the U.S. Offer—Acceptance for Payment; Return of and Payment for Cnova Ordinary Shares”) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or DTC participant must be FAXED to the Depositary before it is covered.

Ladies and Gentlemen:

The undersigned hereby tenders to Casino, Guichard-Perrachon, a société anonyme organized under the laws of the Republic of France (“Casino”), upon the terms and subject to the conditions set forth in Casino’s Offer to Purchase, dated December 27, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “U.S. Offer”), receipt of which is hereby acknowledged, the number of Cnova ordinary shares specified below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled “The Offers—Terms of the U.S. Offer—Procedure for Accepting the U.S. Offer and Tendering Cnova Ordinary Shares—Guaranteed Delivery.”

Number of Shares and Certificate Nos. (if available):

☐ Check here if Cnova Ordinary Shares will be tendered by book-entry transfer.

Name of Tendering Institution:
DTC Account Number:
Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)
Area Code and Tel. No.:
(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby, within three NASDAQ Global Select Market trading days after the date hereof, (1) guarantees delivery to the Depositary, at its address set forth above, of certificates representing the Cnova ordinary shares tendered by this Notice of Guaranteed Delivery, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (2) guarantees a Book-Entry Confirmation of the Cnova ordinary shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the section of the Offer to Purchase entitled “The Offers—Terms of the U.S. Offer—Procedure for Accepting the U.S. Offer and Tendering Cnova Ordinary Shares—Guaranteed Delivery”), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (as defined in the section of the Offer to Purchase entitled The Offers—Terms of the U.S. Offer—Acceptance for Payment; Return of and Payment for Cnova ordinary shares) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized signature)
Name:
(Please type or print)
Title:
Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED CNOVA ORDINARY SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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